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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-35245, 333-55838 and 333-116528); (the "Registration Statements") of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), relating to the 1997 Incentive Plan of the Company of information contained in our reserve report that is summarized as of December 31, 2004 in our summary letter dated March 29, 2005, relating to the oil and gas reserves and revenue, as of December 31, 2004, of certain interests of the Company.

     We hereby consent to all references to such reports, letters and/or to this firm in each of the Registration Statement and the Prospectus to which the Registration Statement relates, and further consent to our being named as an expert in each of the Registration Statement and the Prospectus to which the Registration Statement relates.


                                        RYDER SCOTT COMPANY, L.P.

Houston, Texas
March 29, 2005